The Board of Directors
UnionBancorp, Inc.


We consent to the incorporation by reference of our report dated February 6, 2001 relating to the consolidated financial statements of UnionBancorp, Inc. ("the Company") as of December 31, 2000 and for each of the years in the three-year period ended December 31, 2000 and included in the Company's Annual Report on Form 10-K, in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on November 18, 1996.




                          Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 16, 2001